Exhibit 10.31

Shanxi Wealth Aluminate Material Co., Ltd
Equity Transfer Contract
Assignor: Mingzhuo Tan (Party A)
ID Number: 440721197103063375
Assignee: Jiangmen Wealth Water Purifying Agent Co., Ltd (Party B)
Business Registration Number:  440703000000042

This contract was signed and confirmed in Shanxi Wealth which locates in Dongjiabi Sanquan Industrial District Fenyang City Shanxi Province, on December 27, 2010, focusing on the equity transfer of Shanxi Wealth Aluminate Material Co., Ltd between Party A and B.
Party A and B agree to the following terms based on the principle of equality and mutual benefit after a friendly discussion:

1	The price and payment of the equity transfer

1.1	Party A agrees to transfer his 38% share of Shanxi Wealth Aluminate Material Co., Ltd to Party B
1.2	Party A transfers his totally RMB 1,900,000 of capital contribution to Party B for RMB 1,900,000. Party B agrees to purchase the equity at this price.
1.3	Party B agrees to pay in cash for the equity transferred by Party A within 15 days after the contract is signed.

2	Guarantees

2.1 Party A guarantees that the equity he transfers to Party B is his paid-up capital contribution to Shanxi Wealth Aluminate Material Co., Ltd, and the equity should be held legally. Party A also guarantees that he does not make any mortgage, pledge or assurance of the share in order to get rid of any recourse by others. Otherwise, Party A shall take the responsibility arising from that.
2.2 After Party A’s equity transfer, the rights and responsibilities he formerly has in Shanxi Wealth Aluminate Material Co., Ltd are transferred to be held by Party B.
2.3 Party B acknowledges the constitution of Shanxi Wealth Aluminate Material Co., Ltd and assures to fulfill his obligations and responsibilities according to the M&A.

3	On Shares

After the company is allowed to register the shareholder transferring by the Industry and Commerce Administration Authorities, Party B immediately becomes the share holder of Shanxi Wealth Aluminate Material Co., Ltd, and shares the profits and losses according to his capital contribution and the regulations of the M&A.

4	Expense Burden

Party A and B should be responsible for the relevant charge of the equity transfer.

5	The modification and cancellation of the contract

The contract can be modified or cancelled if any following situation arises. However, both parties should sign in written documents to modify or cancel the contract.
5.1 The contract fails to be fulfilled because of force majeure or one's outer factors which are unable to avoid.
5.2 Any party loses the practical capacity to fulfill the contract.
5.3 Because any breach of contract from one or two parties, the economic benefits of the abiding party are seriously affected that makes it unnecessary to fulfill the contract.
5.4 Because of certain situation changes, all three parties agree to modify or cancel the contract.

6	Dispute Resolutions

6.1 All parties should settle the disputes of the validity, fulfillment, breach or cancellation of the contract through friendly negotiation.
6.2 If negotiation fails, either party can apply for arbitration or turn to
People's Court for legal proceeding.

7	Condition and date for the contract to become effective

The contract becomes effective once signed by all parties.

8 The originals of the contract are in quadruplicate, party A and B,
Industry and Commerce Administration authorities and Shanxi Wealth Aluminate Material Co., Ltd holds each of them. All the originals are of equal legal force.

Party A: /s/ Mingzhuo Tan

               Mingzhuo Tan

Party B: /s/ Jiangmen Wealth Water Purifying Agent Co., Ltd

               Jiangmen Wealth Water Purifying Agent Co., Ltd

December 27, 2010